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Note

$500,000                                                         April 2, 1998

For value received, the undersigned, PICK COMMUNICATIONS CORP, a Nevada corporation having an address at Wayne Interchange Plaza II, 155 Route 46 West, Third Floor, Wayne, New Jersey 07470 (the "Borrower") hereby promises to pay to the order of Wolfson Equities, One State Street, 29th Floor, New York, New York 10006 (the "Payee"), the principal sum of Five Hundred Thousand Dollars ($500,000), on the earlier of (i) July 1, 1998 and (ii) the date which is three
(3) business days following the date on which the Borrower and/or its subsidiaries receives, in aggregate, financing in an amount of gross proceeds of at least $5,000,000, together with all accrued interest through and including the date of payment. Interest shall be payable at a rate per annum (computed for actual days elapsed on the basis of a 365-day year) of ten percent (10%). The Borrower may prepay this Note at any time prior to the due date hereof, in full, without premium or penalty.

All indebtedness outstanding under this Note after maturity, including accrued interest, shall bear interest (computed in the same manner as interest on this Note prior to maturity at the rate of eighteen (18%) percent per annum, and such interest shall be payable on demand.

Payments of both principal and interest on this Note are to be made at the office of the Payee at One State Street, 29th Floor, New York, New York 10006 or such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America in immediately available funds.

The borrower shall pay reasonable costs and expenses of collection, including, without limitation, reasonable attorneys' fees and disbursements in the event that any action, suit or proceeding is brought by the holder hereof to collect this Note and either the holder obtains a judgment in its favor that is not appealed from or is upheld on appeal, or such action, suit or proceeding is settled with any sum due and owing to the holder as a result of such settlement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICT OF LAWS.

THE BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS NOTE MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE STATE OF NEW YORK. THE BORROWER, BY THE EXECUTION AND DELIVERY OF THIS NOTE, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURT IN ANY SUCH ACTION OR PROCEEDING. BY ITS ACCEPTANCE OF THIS NOTE BY THE HOLDER AND BY THE EXECUTION HEREOF BY THE BORROWER, EACH AGREES THAT ANY AND ALL LEGAL ACTION RELATING TO THIS NOTE SHALL BE BROUGHT, AND MAINTAINED, ONLY IN SUCH COURTS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF

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ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR
PROCEEDING BY DELIVERY THEREOF TO IT AT THE ADDRESS SET FORTH ABOVE OR SUCH OTHER ADDRESS AS THE BORROWER SHALL HAVE THERETOFORE NOTIFIED THE HOLDER HEREOF IN WRITING OR IN ANY OTHER MANNER PERMITTED BY LAW. IN THE EVENT SERVICE ON THE BORROWER IS EFFECTED AS SET FORTH IN THE PRECEDING SENTENCE, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, FORUM NON CONVENIENS, OR ANY SIMILAR BASIS. THE BORROWER SHALL NOT BE ENTITLED IN ANY ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK.


PICK Communications, Corp.

By: /s/   Robert S. Bingham
    -------------------------------------------
    Robert S. Bingham
    Vice President and Chief Financial Officer



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